                                                                 EXHIBIT 16(d)


                           30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 08-31-95

   Merrill Lynch California Municipal Bond Fund of Merrill Lynch California Municipal Series Trust - Class D


Long term income generally based on yield to
     maturity times market value of each security                                                        $16,414

Plus short term income accrued for the
     past thirty days                                                                                      2,213
                                                                                                   -------------
Equals Total Income                                                                                       18,626

Less expenses for the past thirty days                                                                    -2,275
                                                                                                   -------------
Equals net monthly income for yield calculation                                                           16,352
                                                                                                   -------------
Average shares outstanding for 30 days                                                                   328,690

Times the Maximum Offering Price                                                                           11.88
                                                                                                   -------------
Equals total dollars                                                                                  $3,904,840
                                                                                                   =============

Net monthly income divided by total dollars equals                                                   0.004187560

Add 1                                                                                                1.004187560

Raise to the power of 6                                                                              1.025389868

Subtract 1                                                                                           0.025389868

Times 2                                                                                              0.050779736

Expressed as a percentage equals the
     standardized yield for 30 day period                                                                  5.08%
                                                                                                      ==========

Tax Rate                                                                                                  28.00%

X = 1 minus Tax Rate                                                                                      72.00%

Standardized Yield divided by x equals
     Tax Equivalent Yield for 30 day period                                                                7.06%
                                                                                                      ==========

   Merrill Lynch California Municipal Bond Fund of Merrill Lynch California Municipal Series Trust - Class D


                              10/21/94 - 08/31/95

                                                                             Since                        Since
                                                                           Inception                    Inception
                                                                         Average Annual                   Total
                                                                          Total Return                   Return*
                                                                         --------------                 ---------
Initial Investment                                                            $1,000.00                $1,000.00

Divided by Initial Maximum Offering Price                                         11.40
                                                                            -----------
Divided by Net Asset Value                                                                                 10.94
                                                                                                     -----------
Equals Shares Purchased                                                          87.752                   91.408

Plus Shares Acquired through Dividend
     Reinvestment                                                                 4.227                    4.403
                                                                            -----------              -----------

Equals Shares Held at 08/31/95                                                   91.979                   95.811

Multiplied by Net Asset Value at 08/31/95                                         11.42                    11.42
                                                                            -----------              -----------

Equals Ending Redeemable Value at $1000
     Investment (ERV) at 08/31/95                                              1,050.40                 1,094.16

Divided by $1,000 (P)                                                            1.0504                   1.0942

Subtract 1                                                                       0.0504                   0.0942

Expressed as a percentage equals the
     Aggregate Total Return for the Period (T)                                     5.04%
                                                                            ===========

Expressed as a percentage equals the
     Aggregate Total Return for the Period                                                                  9.42%
                                                                                                     ===========

ERV divided by P                                                                 1.0504

Raise to the power of                                                            1.1624

Equals                                                                           1.0588

Subtract 1                                                                       0.0588

Expressed as a percentage equals the
     Average Annualized Total Return                                               5.88%
                                                                            ===========


*  Does not include sales charge for the period.